PROXY
This Proxy is Solicited on Behalf of the Board of Directors.
     The undersigned hereby appoints Winship B. Moody, Sr. and Matthew H. Fleeger as proxies, each with the power to appoint his substitute, and hereby authorizes them, and each of them, to represent and vote, as designated below, all the shares of common stock of MedSolutions, Inc. that the undersigned is entitled to vote at the Special Meeting of Shareholders to be held on October 31, 2007, and any adjournments thereof, with all the powers the undersigned would possess if personally present, upon the matters noted below:
1.	To approve and adopt the Agreement and Plan of Merger dated as of July 6, 2007, as amended by a First Amendment to Agreement and Plan of Merger dated as of September 28, 2007, by and among Stericycle, Inc., TMW Acquisition Corporation, and MedSolutions, Inc. (the “merger agreement”).

☐ FOR	☐ AGAINST	☐ ABSTAIN
2.	To approve adjournments or postponements of the special meeting, if necessary, to solicit additional proxies in favor of the approval and adoption of the merger agreement.

☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	In their discretion, the proxies named herein are also authorized to take action upon any other business that may properly come before the special meeting or any reconvened meeting following an adjournment or postponement of the special meeting.
This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR all the above provisions.
< See reverse side for Signature Line >

     PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.
Please sign exactly as name appears below and mail proxy to:
MedSolutions, Inc.
ATTN: Beverly Fleeger, Corporate Secretary
12750 Merit Drive
Park Central VII, Suite 770
Dallas, Texas 75251
When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation or other form of entity, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

Print Name

Signature

Signature if held jointly

Dated: ______________________, 2007

☐ Please check this box if you are planning to attend the Special Meeting of Shareholders in person.